EXHIBIT 99.1

Press Release dated August 4, 2011

Vycor Medical, Inc. Completes Equity Capital Raise

BOCA RATON, FL--(August 4, 2011) – VYCOR MEDICAL, INC. (Marketwire--OTCBB:VYCO)

On August 4, 2011, Vycor Medical, Inc.  ("Vycor" or the "Company") completed the sale of $660,000 in Units comprising Preferred Shares and Warrants (the “Units”) to accredited investors (the “Investors”), (the “Preferred Offering”).  The Units were issued pursuant to the terms of separate Series C Convertible Preferred Stock Purchase Agreements between the Company and each of the Investors. This sale is the Final Closing of the Preferred Offering, which taken together with the previous closings in June bring the total raised under the Preferred Offering to $3,000,000.

Each Unit was priced at $50,000.00 and comprised one share of Series C Preferred Convertible Stock convertible (at the Holder’s option or mandatorily upon the occurrence of certain events) into 2,222,222 shares of the Company’s Common Stock ($0.0225 per share) and a Warrant to purchase 1,111,111 shares of the Company’s Common Stock at $0.03 per share (subject to adjustments) for a period of three (3) years.  A total of 60 shares of Series C Convertible Preferred Stock and Warrants to purchase 66,666,666 shares of the Company’s Common Stock were issued in the Preferred Offering.

Prior to undertaking the Preferred Offering, Vycor had raised a total of $745,000 in Common Stock units, comprising 2 shares of Common Stock and a Warrant to purchase 1 share of Common Stock (the “Common Offering”), at the same price terms as the Preferred Offering. The total proceeds under the Preferred and Common Offerings are $3,745,000. The total issuance under the Preferred and Common Offerings are: Preferred Stock 60 shares (convertible into 133,333,324 shares of Common Stock; Common Stock 33,111,108 shares; Warrants 83,222,221.

The proceeds of the sale of the Units will be used for working capital and general corporate purposes.  A portion of the proceeds of the Preferred Offering is earmarked for the cost of investor relations.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (VYCO.BB) is a medical device company committed to making neurological brain, spinal and other surgical procedures safer and more effective.  The company’s flagship, Patent Pending ViewSite™ Surgical Access Systems represent an exciting new minimally invasive access and retraction system that holds the potential for speedier, safer and more economical brain, spinal and other surgeries and a quicker patient discharge.  Vycor’s innovative medical instruments are designed to optimize neurosurgical site access, reduce patient risk, accelerate recovery, and add tangible value to the professional medical community. Vycor is ISO 13485:2003 compliant, has FDA 510(K) clearance for brain and spine surgeries, and CE marketing and HPB licensing in Canada.

Vycor Medical’s subsidiary NovaVision, Inc. researches, develops and provides science-driven light-based neurostimulation therapy and other medical technologies that help restore sight to patients with neurological vision impairments.  The company’s proprietary, award-winning Visual Restoration Therapy (VRT) platform is clinically supported to improve lost vision resulting from stroke, brain cancer, traumatic brain injury (“TBI”), or other acquired brain injury and has been cleared for marketing in the US by the FDA, as well as having CE Marking for Europe. VRT can be prescribed by any ophthalmologist, optometrist, neurologist or physiatrist. NovaVision also provides a device that aids in the diagnosis of visual field deficits: the Head Mounted Perimeter (HMPTM) - a portable and ADA-compliant instrument to aid in the detection and measurement of visual field deficits even in bed-ridden patients.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.VycorMedical.com or www.NovaVision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.